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                                                                       EXHIBIT 9


                 [BLAZZARD, GRODD & HASENAUER, P.C. LETTERHEAD]


                                      December 14, 1987

Board of Directors
Presidential Life Insurance Company
69 Lydecker Street
Nyack, NY 10960

        Re:     Opinion of Counsel - Presidential Variable Account one

Gentlemen:

        You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form N-4 for the Individual Flexible Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") to be issued by Presidential Life Insurance Company and its separate account, Presidential Variable Account One.

        We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        We are of the following opinion:

        1. Presidential Life Insurance Company is a valid and existing stock life insurance company of the State of New York.

        2. Presidential Variable Account one is a separate investment account of Presidential Life Insurance Company created and validly existing pursuant to the New York Insurance Laws and the Regulations thereunder.

        3. All of the prescribed corporate procedures for the issuance of the Contracts have been followed, and, when such Contracts are issued in accordance with the Prospectus contained in the Registration Statement, all state requirements relating to such Contracts will have been complied with.

        4. Upon the acceptance of Purchase Payments made by a Contract owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration statement and upon compliance with applicable law such a Contract owner will have a


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BLAZZARD, GRODD & HASENAUER, P.C.
Board Of Directors
December 14, 1987
Page 2


                legally-issued, fully paid, non-assessable contractual interest under such Contract.

        You may use this opinion letter, or a copy hereof, as an exhibit to the Registration Statement.

        We consent to the reference to our Firm under the caption 'Legal Opinions" contained in the Prospectus which forms a part of the Registration Statement.

                                       Very truly yours,

                                       BLAZZARD, GRODD & HASENAUER, P.C.


                                       By: /s/ JUDITH A. HASENAUER
                                           -------------------------------------
                                           Judith A. Hasenauer


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